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                                                                    EXHIBIT 4(h)


                              CERTIFICATE OF TRUST


                 The undersigned, the trustees of CMS Energy Trust II desiring to form a business trust pursuant to Delaware Business Trust Act, 12 Del. C.
Section  3810, hereby certify as follows:

                 1. The name of the business trust being formed hereby (the "Trust") is CMS Energy Trust II.

                 2. The name and business address of the trustee of the Trust which has its principal place of business in the State of Delaware is as follows:

                          The Bank of New York (Delaware),
                          a Delaware banking corporation
                          White Clay Center, Route 273
                          Newark, Delaware 19711

                 3. This Certificate of Trust shall be effective as of the date of filing.

Dated:  May 21, 1997



                                        /s/ Alan M. Wright
                                        ---------------------------------
                                        Alan M. Wright, as Trustee



                                        /s/ Thomas A. McNish
                                        ---------------------------------
                                        Thomas A. McNish, as Trustee



                                        The Bank of New York (Delaware),
                                            as Trustee


                                        By: /s/ Frederick Clark
                                        ---------------------------------
                                        Name:  Frederick Clark
                                        Title: Authorized Signatory